UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 2, 2009

ARC Wireless Solutions, Inc.

(Exact Name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	000-18122 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

10601 West 48th Avenue Wheat Ridge, Colorado (Address of Principal Executive Offices)		80033-2285 (Zip Code)

Registrant’s telephone number, including area code:  303-421-4063

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On February 5, 2009, ARC Wireless Solutions, Inc. (the “Company”) announced that on February 2, 2009 the Company received a letter from NASDAQ Stock Market (“NASDAQ”) indicating that the Company now complies with NASDAQ Marketplace Rules 4350(c) and 4350(d)(2).

As previously disclosed, on December 16, 2008 the Company received a letter from the NASDAQ Stock Market (“NASDAQ”) indicating that the Company did not comply with the independent director and audit committee requirements for continued listing on NASDAQ as set forth in Marketplace Rules 4350(c) and 4350(d)(2) (the “Rules”), respectively.

Based on the Company having elected two independent Board members, Javier Baz and Amit Chatwani, on January 21, 2009 and the appointment of these Board members to the Audit Committee of the Board of Directors of the Company, NASDAQ considers the Company to be in compliance and the matter closed.

The announcement is contained in a press release issued February 5, 2009 that is attached hereto as Exhibit 99.1.

ITEM 9.01	Exhibits

Exhibit Number	Description
99.1	Press release dated February 5, 2009 announcing receipt of NASDAQ Compliance Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Wireless Solutions, Inc.
(Registrant)

Date: February 5, 2009	By:	/s/ Jason Young
Jason Young Chief Executive Officer

2

List of Exhibits

Exhibit Number	Description
99.1	Press release dated February 5, 2009 announcing receipt of NASDAQ Compliance Letter

3